Exhibit 10.20
Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties on December 23, 2010:

Party A: China America Holdings, Inc., a Florida corporation (“Party A”)
Legal Representative: Shaoyin Wang, Chief Executive Officer
Principal Office: 333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, People’s Republic of China 201811

Party B: Glodenstone Development Limited, a British Virgin Island company (“Party B”)

WHEREAS:

(1)	Party A and Party B entered into a Secured Promissory Note (the (“ Secured Promissory Note”) that Party B loans to Party A $1.78 million;

(2)	Party A agreed to use the loan to fulfill its outstanding investment obligation owed to Shanghai AoHong Chemical Co., Ltd.;

(3)	Party A agreed to pledge its CAAH Membership Interest to Party B as a security for the Secured Promissory Note.

To ensure the execution of the Secured Promissory Note entered by Party A and Party B, Party A hereby pledges its invested 56.08% equity of Shanghai Aohong Chemical Co., Ltd. as the security. The Parties agree as follows after friendly consultations:

1.	Debt secured by this Agreement: The payment obligation of Party A to Party B in the amount of $1,780,000 under the terms of the Secured Promissory Note.

2.	Pledged Equity

(1) “Pledged Equity” means the equity of Shanghai Aohong Chemical Co., Ltd. invested by Party A and all rights relating to such equity.
(2) The value of the Pledged Equity is $1,780,000.
(3) The derived interests of the Pledged Equity means the eligible dividends and other interests relating to the Pledged Equity that shall be included into the escrow account as the security for the debt payment under this Pledge.

3.	After the parties have entered into this agreement, Party A shall obtain the approval of the Board of the Company on the Pledge.

4.
When the Membership Interest Sale Agreement under this Pledge is amended and/or supplemented and the changes have impacted this Agreement, the parties agree to negotiate to amend and/or supplement this Agreement to be consistent with the amendments of the Membership Interest Sale Agreement.

5.
When this Agreement is subject to delete, amend, and supplement certain clauses due to force majeure, the obligations of Party A in this Agreement shall not exempt or lessen and the interests of Party B under this Agreement shall not be impacted or impaired.

6.
Upon the occurrence of one of the following circumstances, Party B shall have the right to exercise the Pledge and all rights relating to such equity. The proceeds and interests generated from the exercise shall be used to pay the principal and related interests prior to other obligations:

(1)	Party A has not paid the principal, interests, and related expenses on time in accordance with this Agreement.
(2)	Party A is announced to dissolve or go bankrupt.

7.
During the term of this Agreement, if Party A elects to transfer the Pledged Equity, it shall obtain the written consent from Party B and pay the full amount of the principal with interests prior to the maturity date.

8.
After this agreement takes effect, either Party A or Party B shall not unilaterally amend or terminate the Agreement unless both parties have agreed to make changes and entered into written amendments.

9.
If Party A fails to obtain the approval from the Board of the Company on the Equity Pledge during the term or Party A has pledged the equity to any other third party before this Agreement is entered, Party B shall have the right to request the payment of the principal with interests before the maturity date and request Party A to pay for the loss.

10.	This Agreement is a component of the Secured Promissory Note. The Agreement shall be signed off by both parties and take effect on the date when the equity pledge is registered.

11.	Dispute Resolution

(1)
If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

(2)
If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

(3)	The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

Party A: China America Holdings, Inc. (Seal)

Signature: /s/ Shaoyin Wang
Date: 12/23/2010

Party B: Glodenstone Development Limited (Seal)

Signature: /s/ Renqi Song
Date: 12/23/2010

Place: ____________________